UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2011

SOUTHERN MISSOURI BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

       Registrant's telephone number, including area code:    (573) 778-1800

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

    On October 17, 2011, Southern Missouri Bancorp, Inc., (the "Company") held its annual meeting of stockholders. The results of the vote at the meeting are as follows:

         (Proposal 1) The election of the following nominees as directors of the Company:
(a) Mr. Black:
FOR 1,020,409	WITHHELD 162,943	BROKER NON-VOTES 574,143
(b) Ms. Brooks:
FOR 1,023,409	WITHHELD 159,943	BROKER NON-VOTES 574,143
(c) Mr. Robison:
FOR 1,006,117	WITHHELD 177,235	BROKER NON-VOTES 574,143
(d) Mr. Tooley:
FOR 1,019,174	WITHHELD 164,178	BROKER NON-VOTES 574,143

         (Proposal 2) Advisory (non-binding) resolution to approve executive compensation:

FOR 999,101	AGAINST 57,412	ABSTAIN 126,839	BROKER NON-VOTES 574,143

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         (Proposal 3) The ratification of the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending June 30, 2012.

FOR 1,638,120	AGAINST 2,176	ABSTAIN 117,199	BROKER NON-VOTES -

On Proposal 1, each of Mr. Black, Ms. Brooks and Mr. Robison was elected for a term to expire in 2014, and Mr. Tooley was elected for a term to expire in 2012. The vote required to approve Proposal 2 and to approve Proposal 3 was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, Proposals 2 and 3 were approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: November 4, 2011	By: /s/ Greg A. Steffens
Greg A. Steffens
President and CEO